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Exhibit 99.1

HYPERSPACE® COMMUNICATIONS FILES DEFINITIVE PROXY

Company Recommends Shareholders Vote FOR Proposal to Merge
With GTG PC Holdings LLC, the Parent Company of MPC Computers, LLC

Additional Proposals Include Amendment of Articles of Incorporation,
Amendment of 2004 Equity Incentive Plan, and Election of Two Directors

DENVER, Colorado, June 20, 2005—HyperSpace® Communications, Inc. (AMEX: HCO), a provider of application and network acceleration software, today announced that on June 17, 2005, it filed its definitive proxy statement with the Securities and Exchange Commission for the upcoming annual shareholders' meeting scheduled for July 22, 2005.

Shareholders of record as of June 1, 2005, will be asked to vote on four items. The first item is a proposal to approve and adopt the merger agreement involving the Company's proposed acquisition of GTG PC Holdings, LLC, the parent company of MPC Computers, LLC. Executive management and the board of directors of HyperSpace recommend shareholders to vote FOR adoption of the merger agreement as well as the other three proposals as follows:

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  A proposal to amend the Company's Articles of Incorporation to increase the number of shares of common stock HyperSpace can issue from 15 million shares to 50 million shares.

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  A proposal to amend the Company's 2004 Equity Incentive Plan to increase the number of shares of common stock that can be issued under the plan from 700,000 to 5,000,000.

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  A proposal to elect two directors.

"We encourage our shareholders to carefully review all information in their proxies and to vote FOR all four proposals," said John Yeros, chairman of the board of HyperSpace.

Management and the board of directors encourage all shareholders, upon receipt of the definitive proxy, to promptly cast their votes in favor of all four proposals by submitting their proxies by mail or via the Internet or telephone. Instructions for voting will be included in the proxy materials.

About HyperSpace Communications
HyperSpace software supports anywhere, anytime access to business-critical data world wide, with real-time, secure application acceleration over existing networks. Hyperspace offers secure, accelerated access right to the desktop. Customers include ABN AMRO, Deutsche Bank, Bridgestone-Firestone Europe, UBS Financial Services, Dex Media, Hunter Douglas, Nokia, Telecom Italia, Amway, along with many others. For more information, visit HyperSpace online at www.ehyperspace.com.

About MPC Computers
MPC Computers, LLC, provides award-winning computer products and services to its target markets of mid-sized companies, government agencies and education organizations. MPC's mission is to provide its customers with a superior level of service and support in addition to its high-quality PC products. MPC, headquartered in Nampa, Idaho, is held by Gores Technology Group, an international acquisition and management company. More information about the company can be found at www.mpccorp.com.

Cautionary Statement
Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of HyperSpace Communications or MPC Computers to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Other factors, which could materially affect such forward-looking statements, can be found in HyperSpace Communications' filings with the Securities and Exchange Commission, including risk factors at www.sec.gov. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Factors that could materially affect the results, performance or achievements of MPC Computers include competition in the PC industry, rapid changes in technology, intellectual property disputes, reliance on federal, state and local government for a significant portion of its revenue, and fluctuations in MPC Computers' operating results, working capital and borrowing base under its credit facility. The forward-looking statements made herein are only made as of the date of this press release and HyperSpace Communications undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

HyperSpace has filed a definitive proxy statement with the Securities and Exchange Commission (SEC). Investors can obtain free copies of the preliminary proxy statement, as well as other filings containing information about HyperSpace, without charge at the SEC's Internet site (http://www.sec.gov). HYPERSPACE EXPECTS TO MAIL ITS DEFINITIVE PROXY TO SHAREHOLDERS ON OR ABOUT JUNE 22, 2005. THE ANNUAL MEETING WILL BE HELD IN THE COMPANY'S OFFICES AT 8480 E. ORCHARD RD. SUITE 6600 GREENWOOD VILLAGE, CO 80111.

Investors are urged to read the definitive proxy statement and other materials when they become available because they will contain important information.

HyperSpace Company Contacts:
John P. Yeros, Chairman: 303.566.6510
Barbara Coy, Investor Relations: 303.566.6532
Investor@ehyperspace.com
www.ehyperspace.com

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  Exhibit 99.1
HYPERSPACE® COMMUNICATIONS FILES DEFINITIVE PROXY